Exhibit 99.1

Progenity Announces Appointment of Jill Howe to its Board of Directors

SAN DIEGO – November 4, 2021 – Progenity, Inc. (Nasdaq: PROG), an innovative biotechnology company, announced the appointment of Jill Howe to its board of directors effective November 3, 2021. Ms. Howe was also appointed chairperson of the Audit Committee and member of the Nominating and Corporate Governance Committee.

“As Progenity continues to execute its strategic transformation, we are adding key leadership capabilities that will allow us to continue accelerating our efforts to develop the drug discovery and delivery systems of the future,” said Eric d’Esparbes, interim CEO of Progenity. “Jill brings proven financial leadership and extensive pharmaceutical industry experience, which will be invaluable in her role as chair of the Audit Committee for Progenity.”

“It’s an exciting time for Progenity as there is incredible depth and potential in the R&D pipeline,” said Jill Howe. “I look forward to working with the team to ensure the company’s potential is valued.”

Jill Howe is the Chief Financial Officer for DTxPharma and serves on the Board of Directors for Codagenix and the MUSC Foundation for Research Development. She has more than 20 years of experience in the biotechnology sector in operational and financial strategy, treasury, global infrastructure, and compliance management. Prior to joining DTx, Ms. Howe served as Treasurer and Vice President of Finance for Gossamer Bio, a clinical-stage biopharmaceutical company, where she was the internal project lead for the company’s initial public offering, follow-on, and debt offerings, and oversaw finance for 18 subsidiaries across the U.S. and Ireland. She previously held Controller and Director of Finance roles at Amplyx Pharmaceuticals, Receptos, and Somaxon Pharmaceuticals. Ms. Howe received a Bachelor of Science in Accountancy from San Diego State University.

###

About Progenity

Progenity, Inc. is a biotechnology company innovating in the fields of women’s health, gastrointestinal health, and oral biotherapeutics. Progenity applies a multi-omics approach, combining genomics, epigenomics, proteomics, and metabolomics to its molecular testing products and to the development of a suite of investigational ingestible devices designed to provide precise diagnostic sampling and drug delivery solutions. Progenity’s vision is to transform healthcare to become more precise and personal by improving diagnoses of disease and improving patient outcomes through localized treatment with targeted therapies.

For more information visit www.progenity.com, or follow the company on LinkedIn or Twitter.

Forward Looking Statements

This press release contains “forward-looking statements,” which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts, included in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause Progenity’s actual results to differ materially from the forward-looking statements expressed or implied in this press release, including Progenity’s ability to successfully develop and commercialize its products under development, the uncertainties inherent in the clinical drug development process, such as the regulatory approval process, the timing of regulatory filings, and other matters, including the ongoing COVID-19 pandemic, that could affect sufficiency of existing cash, cash equivalents and short-term investments to fund operations and the availability or commercial potential of Progenity’s products, and those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Progenity’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 18, 2021, and other subsequent documents we file with the SEC, including but not limited to Progenity’s Quarterly Reports on Form 10-Q. Progenity claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Progenity expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Robert Uhl

Managing Director, Westwicke ICR

ir@progenity.com

(619) 228-5886

Media Contact:

Kate Blom-Lowery

CG Life

media@progenity.com

(619) 743-6294